Exhibit 99.1

News Release

For Immediate Release

JACKSON HEWITT NAMES PHILIP H. SANFORD PRESIDENT AND CEO

PARSIPPANY, N.J., January 6, 2011 – Jackson Hewitt Tax Service Inc. (“Jackson Hewitt”) (NYSE: JTX) announced today that Philip H. Sanford, currently the Company’s Executive Vice President of Strategy and Performance Measurement, has been named President and Chief Executive Officer, effective immediately. He is also joining the Company’s Board of Directors. He succeeds Harry W. Buckley, who will serve as Special Advisor to the President and remain a member of the Board.

Margaret Milner Richardson, Non-Executive Chair of the Board of Jackson Hewitt, said: “Since joining Jackson Hewitt in August 2010, Phil has played an indispensible role in positioning the Company for the 2011 tax season and demonstrated a keen understanding of the Company’s opportunities, as well as its challenges. Following a thorough succession planning process in which a special committee of the Board considered a number of strong CEO candidates, we concluded that Phil possesses a range of financial and operational skills and expertise that will be invaluable as we move forward.”

She continued, “We are deeply grateful to Harry for the leadership he has provided to Jackson Hewitt at an important time in its history, creating and executing a strategic plan to generate improved performance. When he agreed to come out of retirement to assume the CEO position in 2009, it was with the understanding that he would serve no more than a two-year term, help identify his successor and then lay the groundwork for a smooth transition of leadership.”

“Phil has been an important partner to me in preparing the Company for the upcoming tax season,” said Mr. Buckley. “As a result of the progress we have made on our strategic plan, our franchisees and company-owned offices are incentivized and motivated to generate higher levels of growth and profitability, and they have the tools they need to be successful. I believe the Company is well positioned for continued progress under Phil’s leadership.”

“In the few months I have been at Jackson Hewitt, I have been able to see first-hand the motivation and spirit of the talented associates and franchisees of Jackson Hewitt, and together, I believe we can achieve our strategic and operational goals,” said Mr. Sanford. “We have approximately 6,000 offices across the nation to serve the American taxpayer with the highest level of professional service in the industry, and that is exciting.”

He continued, “I’d like to thank Harry for his thoughtful leadership and counsel through my time here and look forward to continuing to work closely with him in his new role as we build on the momentum that the people of Jackson Hewitt are generating.”

Mr. Sanford, 56, has more than two decades of senior level management experience. He has served as President and Chief Operating Officer of Value Place, LLC, an extended stay hotel chain; Chairman and Chief Executive Officer of The Krystal Company, the owner, operator and franchisor of quick-service restaurants; and Senior Vice President, Finance and Administration of Coca-Cola Enterprises. He is the principal of Port Royal Holdings, LLC, a private equity firm, and is a member of the Board of Directors of Caribou Coffee, Inc., the second largest coffeehouse chain in the United States. He is a 1977 graduate of Austin Peay State University of Clarksville, TN.

3 Sylvan Way, Parsippany, New Jersey 07054 Phone: 973.630.0821 Fax: 973.630.0812

www.jacksonhewitt.com

About Jackson Hewitt Tax Service Inc.

Based in Parsippany, N.J., Jackson Hewitt Tax Service Inc. (NYSE: JTX) is an industry-leading provider of full service individual federal and state income tax preparation, with franchised and company-owned office locations throughout the United States. Jackson Hewitt Tax Service® also offers an online tax preparation product at www.jacksonhewittonline.com. For more information, or to locate the Jackson Hewitt® office nearest to you, visit www.jacksonhewitt.com or call 1-800-234-1040. Jackson Hewitt can also be found on Facebook and Twitter.

Forward-Looking Statements

This press release contains statements, including, without limitation, the statements related to Jackson Hewitt’s future performance, including the successful execution of its strategic plan, the generation of improved performance and the achievement of higher levels of growth and profitability, which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because these forward-looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including but not limited to: Jackson Hewitt’s ability to execute on its strategic plan and reverse its declining profitability; ability to improve Jackson Hewitt’s distribution system; government legislation and regulation of the tax return preparation industry and related financial products, including refund anticipation loans, and the failure by us, or the financial institutions which provide financial products to Jackson Hewitt’s customers, to comply with such legal and regulatory requirements; the success of Jackson Hewitt’s franchised offices; Jackson Hewitt’s customers’ ability to obtain financial products through Jackson Hewitt’s tax return preparation offices; changes in Jackson Hewitt’s relationship with Wal-Mart or other large retailers and shopping malls that could affect Jackson Hewitt’s growth and profitability; Jackson Hewitt’s compliance with credit facility covenants; compliance with the NYSE’s continued listing standards; Jackson Hewitt’s ability to continue to operate as a going concern; Jackson Hewitt’s ability to reduce its cost structure; Jackson Hewitt’s ability to successfully attract and retain key personnel; government initiatives that simplify tax return preparation or reduce the need for a third party tax return preparer, improve the timing and efficiency of processing tax returns or decrease the number of tax returns filed; delays in the passage of tax laws and their implementation; Jackson Hewitt’s ability to exercise control over the operations of its franchisees; Jackson Hewitt’s responsibility to third parties, regulators or courts for the acts of, or failures to act by, Jackson Hewitt’s franchisees or their employees; the effectiveness of Jackson Hewitt’s tax return preparation compliance program; increased regulation of tax return preparers; Jackson Hewitt’s exposure to litigation; the failure of Jackson Hewitt’s insurance to cover all the risks associated with its business; Jackson Hewitt’s ability to protect its customers’ personal and financial information; the effectiveness of Jackson Hewitt’s marketing and advertising programs and franchisee support of these programs; the seasonality of Jackson Hewitt’s business; competition from tax return preparation service providers, volunteer organizations and the government; Jackson Hewitt’s reliance on technology systems and electronic communications to perform the core functions of its business; Jackson Hewitt’s ability to protect its intellectual property rights or defend against any third party allegations of infringement by us; Jackson Hewitt’s reliance on cash flow from subsidiaries; Jackson Hewitt’s exposure to increases in prevailing market interest rates; Jackson Hewitt’s quarterly results not being indicative of its performance as a result of tax season being relatively short and straddling two quarters; certain provisions that may hinder, delay or prevent third party takeovers; Jackson Hewitt’s ability to maintain an effective system of internal controls; impairment charges related to goodwill; the credit market crisis; and the effect of market conditions, general conditions in the tax return preparation industry or general economic conditions.

Additional information concerning these and other risks that could impact Jackson Hewitt’s business can be found in Jackson Hewitt’s Annual Report on Form 10-K/A for the fiscal year ended April 30, 2010, and other public filings with the Securities and Exchange Commission (“SEC”). Copies are available from the SEC or Jackson Hewitt’s website. Jackson Hewitt assumes no obligation, and Jackson Hewitt expressly disclaims any obligation, to update or alter any forward-looking statements.

Investor Relations Contact:	Media Relations Contact:
David G. Weselcouch	Michael J. LaCosta
Vice President, Treasury and Investor Relations	Director of Public Relations
973-630-0809	973-630-0680

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